Exhibit 99.1

Trex Company Announces First-Quarter 2010 Results

Market Demand for Trex Transcend® Very Strong

Retrofitting Additional Transcend Manufacturing Lines

Solid Second Quarter Sales Expected

WINCHESTER, Va.--(BUSINESS WIRE)--April 30, 2010--Trex Company, Inc. (NYSE: TREX), manufacturer and distributor of Trex® decking, railing, fencing and trim, today announced financial results for the first quarter ended March 31, 2010.

Net sales for the first quarter of 2010 totaled $66.3 million compared to net sales of $67.7 million for the 2009 first quarter. Gross margin declined 60 basis points from Q1 2009 due primarily to start-up costs associated with Trex Transcend®. The company reported a net loss of $4.6 million, or $0.31 per diluted share, for the 2010 first quarter compared to a net loss of $3.1 million, or $0.21 per diluted share, for the 2009 period.

President and CEO Ronald W. Kaplan commented, “Demand for our new ultra-low-maintenance product, Trex Transcend®, has been exceptionally strong. Transcend’s recent launch generated widespread excitement in the market place due to the offering’s unique combination of aesthetics and practicality, as well as our industry-leading warranty. The complementary Transcend railing system, which lets consumers mix or match decking and railing components to create the customized look they want, is also proving very popular.

“To capitalize on the potential of this groundbreaking product offering – and build even stronger brand awareness and product demand – our marketing campaign shifted into high gear in March, with extensive ad campaigns in print publications and on television. Our ‘Walk the Walk’ tours, designed to educate trade professionals about our latest product innovations, continue to be an integral and very effective part of our program.

“Using our strengthened balance sheet, we tailored our 2010 ‘early buy’ program to support our new product launch. To enable us to fill the strong demand we experienced in the first quarter, and continue to see as we move into the peak consumer season, we have retrofitted additional manufacturing lines to produce Transcend.

“We are also pleased by the continued demand for our other products. The enhancements we made to our decking platform in the fall of 2009 are opening up sales opportunities and contributing to our paramount objective of increasing market share. Our first brand extension licensing agreement, with Dri-Deck Enterprises, a proven leader in the deck water drainage systems category, is also off to a good start.

“In short, we are investing in our game-changing new product offering with the goal of further expanding our leading market share. Due to the widespread demand and expanded manufacturing capacity for Trex Transcend®, we expect a solid second quarter with sales of $110 million. This would bring total first-half-2010 sales to $176 million, as compared to $159 million in the first six months of 2009.”

First-Quarter-2010 Conference Call and Webcast Information

Trex will hold a conference call to discuss its first-quarter-2010 results on Friday, April 30, 2010 at 10:00 a.m. ET. To participate in the live call by telephone, please dial 706-634-1218 and reference conference ID #68645020. A live webcast of the conference call will also be available to all investors in the Investor Relations section of the Trex Company website at www.trex.com. The call will also be simulcast at www.streetevents.com.

For those who cannot listen to the live broadcast, the webcast will be available on Trex’s website for 30 days. A telephone replay of the call will also be available for seven days, beginning at approximately 1:00 p.m. ET on April 30, 2010. To listen to the telephone replay, dial 706-645-9291 and enter conference ID #68645020.

About Trex Company

Trex Company is the nation’s largest manufacturer of composite decking, railing and fencing, with nearly 20 years of product experience. Built on “green” principles and values, Trex makes its products from a unique formulation of reclaimed wood and waste plastic, combined through a proprietary process. Trex decking, railing and fencing offer significant design flexibility with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. In addition, Trex distributes ultra-low maintenance PVC decking under the trademark Trex Escapes® and PVC trim under the trademark TrexTrim™. For more information, visit the Company’s website, www.trex.com. Trex®, Trex Transcend®, Trex Escapes® and TrexTrim™ are trademarks of Trex Company, Inc., Winchester, Va.

The statements in this press release regarding the Company's expected future performance and condition constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company's business to general economic conditions; the Company's ability to obtain raw materials at acceptable prices; the Company's ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. The Company's report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2010 discusses some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

TREX COMPANY, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2009	2010

Net sales	$67,650	$66,340

Cost of sales	50,896	50,260

Gross profit	16,754	16,080

Selling, general and administrative expenses	16,550	17,053

Income (loss) from operations	204	(973)

Interest expense, net	3,440	3,803

Loss before income taxes	(3,236)	(4,776)

Provision (benefit) for income taxes	(120)	(134)

Net loss	$(3,116)	$(4,642)

Diluted loss per common share	$(0.21)	$(0.31)

Diluted weighted average common shares outstanding	15,011,376	15,142,665

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	31-Dec-09	31-Mar-10

ASSETS
Current assets:

Cash and cash equivalents	$19,514	$5,615
Accounts receivable	31,429	72,069
Inventories	45,485	52,031
Prepaid expenses and other assets	2,368	2,052
Income taxes receivable	7,775	163
Total current assets	106,571	131,930
Property, plant and equipment, net	137,027	134,445
Goodwill	6,837	6,837
Other assets	6,024	5,403
Total assets	$256,459	$278,615
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$16,514	$21,458
Accrued expenses	19,126	13,457
Accrued warranty	9,256	7,347
Deferred income taxes	485	485
Line of credit	--	28,000
Current portion of long-term debt	545	556
Total current liabilities	45,926	71,303
Deferred income taxes	1,925	1,925
Accrued taxes	3,735	3,456
Non-current accrued warranty	2,268	1,947
Debt-related derivatives	392	382
Long-term debt, net of current portion	76,634	78,438
Total liabilities	130,880	157,451
Stockholders’ equity:
Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	--	--
Common stock, $0.01 par value, 40,000,000 shares authorized; 15,397,093 and 15,454,984 shares issued and outstanding at December 31, 2009 and March 31, 2010, respectively	154	154
Additional paid-in capital	96,197	96,413
Accumulated other comprehensive loss	(265)	(254)
Retained earnings	29,493	24,851
Total stockholders’ equity	125,579	121,164
Total liabilities and stockholders’ equity	$256,459	$278,615

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2009	2010

OPERATING ACTIVITIES
Net loss	$(3,116)	$(4,642)
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	7,734	7,510
Other non-cash charges, net	928	1,061
Changes in operating assets and liabilities	(6,529)	(42,409)

Net cash used in operating activities	$(983)	$(38,480)

INVESTING ACTIVITIES	$(2,007)	$(2,659)

FINANCING ACTIVITIES	$(651)	$27,240

Net decrease in cash and cash equivalents	$(3,641)	$(13,899)
Cash and cash equivalents at beginning of period	$23,189	$19,514

Cash and cash equivalents at end of period	$19,548	$5,615

CONTACT:
Trex Company, Inc.
James Cline, 540-542-6300
Chief Financial Officer
or
Lippert/Heilshorn & Associates
Harriet Fried, 212-838-3777